                                                                      EXHIBIT 11

BANKATLANTIC BANCORP, INC.


                               Earnings Per Share

         The following reconciles the numerators and denominators of the basic and diluted earnings per share.




                                                                             FOR THE THREE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                           -------------------------------
 (In thousands, except share data )                                            2002               2001
                                                                           ------------       ------------
                                                                          (As Restated)
 BASIC EARNINGS PER SHARE
 Income before extraordinary item                                          $     14,534       $      5,091
 Basic weighted average number of common shares outstanding                  58,065,396         43,378,684
                                                                           ------------       ------------
 Basic earnings per share before extraordinary item                        $       0.25       $       0.12
                                                                           ------------       ------------
Extraordinary item                                                         $        (61)      $          0
 Basic weighted average number of common shares outstanding                  58,065,396         43,378,684
                                                                           ------------       ------------
 Basic earnings per share from extraordinary item                          $      (0.00)      $       0.00
                                                                           ------------       ------------
 Net Income                                                                $     14,473       $      5,091
 Basic weighted average number of common shares outstanding                  58,065,396         43,378,684
                                                                           ------------       ------------
 BASIC EARNINGS PER SHARE                                                  $       0.25       $       0.12
                                                                           ------------       ------------
 Amortization of goodwill, net of tax                                      $          0       $      1,002
 Basic weighted average number of common shares outstanding                  58,065,396         43,378,684
                                                                           ------------       ------------
 Basic earnings per share from amortization of goodwill                    $       0.00       $       0.02
                                                                           ------------       ------------
 Net income adjusted for goodwill amortization                             $     14,473       $      6,093
 Basic weighted average number of common shares outstanding                  58,065,396         43,378,684
                                                                           ------------       ------------
 BASIC EARNINGS PER SHARE ADJUSTED FOR GOODWILL AMORTIZATION               $       0.25       $       0.14
                                                                           ============       ============
 DILUTED EARNINGS PER SHARE
 Income before extraordinary item                                          $     14,534       $      5,091
 Interest expense on convertible debentures                                         440                902
                                                                           ------------       ------------
 Income available after assumed conversion                                 $     14,974       $      5,993
                                                                           ------------       ------------
 Basic weighted average shares outstanding                                   58,065,396         43,378,684
 Common stock equivalents resulting from convertible debentures               4,092,622         11,207,694
 Common stock equivalents resulting from restricted stock and options         2,162,430          2,422,698
                                                                           ------------       ------------
 Diluted weighted average shares outstanding                                 64,320,448         57,009,076
                                                                           ------------       ------------
 Diluted earnings per share before extraordinary item                      $       0.23       $       0.11
                                                                           ------------       ------------
Extraordinary item                                                         $        (61)      $          0
 Diluted weighted average shares outstanding                                 64,320,448         57,009,076
                                                                           ------------       ------------
 Diluted earnings per share from extraordinary item                        $      (0.00)      $       0.00
                                                                           ------------       ------------
 Income available after assumed conversion                                 $     14,913       $      5,993
 Diluted weighted average shares outstanding                                 64,320,448         57,009,076
                                                                           ------------       ------------
 DILUTED EARNINGS PER SHARE                                                $       0.23       $       0.11
                                                                           ------------       ------------
 Amortization of goodwill, net of tax                                      $          0   $           1002
 Diluted weighted average shares outstanding                                 64,320,448         57,009,076
                                                                           ------------       ------------
 Diluted earnings per share from amortization of goodwill                  $       0.00       $       0.01
                                                                           ------------       ------------
 Income available after assumed conversion adjusted for
   goodwill amortization                                                   $     14,913       $      6,995
 Diluted weighted average shares outstanding                                 64,320,448         57,009,076
                                                                           ------------       ------------
 DILUTED EARNINGS PER SHARE ADJUSTED FOR GOODWILL AMORTIZATION             $       0.23       $       0.12
                                                                           ============       ============



BANKATLANTIC BANCORP, INC.

                                                                                FOR THE NINE MONTHS ENDED
                                                                                     SEPTEMBER 30,
                                                                           --------------------------------
 (In thousands, except share data)                                              2002               2001
                                                                           ------------       ------------
                                                                           (As Restated)
 BASIC EARNINGS PER SHARE
 Income before extraordinary item and
  cumulative effect of a change in accounting principle                    $     23,627       $     20,521
 Basic weighted average number of common shares outstanding                  57,967,925         38,839,248
 Basic earnings per share before extraordinary item and
   cumulative effect of a change in accounting principle                   $       0.41       $       0.53
                                                                           ------------       ------------
Extraordinary item                                                         $     23,749       $          0
 Basic weighted average number of common shares outstanding                  57,967,925         38,839,248
                                                                           ------------       ------------
 Basic earnings per share from extraordinary item                          $       0.41       $       0.00
                                                                           ------------       ------------
Cumulative effect of a change in accounting principle                      $    (15,107)      $      1,138
 Basic weighted average number of common shares outstanding                  57,967,925         38,839,248
 Basic earnings per share from cumulative effect of a change
   in accounting principle                                                 $      (0.26)      $       0.03
                                                                           ------------       ------------
 Net Income                                                                $     32,269       $     21,659
 Basic weighted average number of common shares outstanding                  57,967,925         38,839,248
                                                                           ------------       ------------
 BASIC EARNINGS PER SHARE                                                  $       0.56       $       0.56
                                                                           ------------       ------------
 Amortization of goodwill, net of tax                                      $          0       $      2,971
 Basic weighted average number of common shares outstanding                  57,967,925         38,839,248
                                                                           ------------       ------------
 Basic earnings per share from amortization of goodwill                    $       0.00       $       0.08
                                                                           ------------       ------------
 Net income adjusted for goodwill amortization                             $     32,269       $     24,630
 Basic weighted average number of common shares outstanding                  57,967,925         38,839,248
                                                                           ------------       ------------
 BASIC EARNINGS PER SHARE ADJUSTED FOR GOODWILL AMORTIZATION               $       0.56       $       0.64
                                                                           ============       ============
 DILUTED EARNINGS PER SHARE
 Income  before extraordinary item
  cumulative effect of a change in accounting principle                    $     23,627       $     20,521
 Interest expense on convertible debentures                                       1,320              2,954
                                                                           ------------       ------------
 Income available after assumed conversion                                 $     24,947       $     23,475
                                                                           ------------       ------------
 Basic weighted average shares outstanding                                   57,967,925         38,839,248
 Common stock equivalents resulting from convertible debentures               4,092,826         12,439,462
 Common stock equivalents resulting from restricted stock and options         2,389,444          1,731,961
                                                                           ------------       ------------
 Diluted weighted average shares outstanding                                 64,450,195         53,010,671
                                                                           ------------       ------------
 Diluted earnings per share before extraordinary item and
   cumulative effect of a change in accounting principle                   $       0.38       $       0.44
                                                                           ------------       ------------
Extraordinary item                                                         $     23,749       $          0
 Diluted weighted average shares outstanding                                 64,450,195         53,010,671
                                                                           ------------       ------------
 Diluted earnings per share from extraordinary item                                0.37               0.00
                                                                           ------------       ------------
Cumulative effect of a change in accounting principle
                                                                           $    (15,107)      $      1,138
 Diluted weighted average shares outstanding                                 64,450,195         53,010,671
 Diluted earnings per share from cumulative effect of a change
                                                                           ------------       ------------
   in accounting principle                                                 $      (0.23)      $       0.02
                                                                           ------------       ------------
 Income available after assumed conversion                                 $     33,589       $     24,613
 Diluted weighted average shares outstanding                                 64,450,195         53,010,671
                                                                           ------------       ------------
 DILUTED EARNINGS PER SHARE                                                $       0.52       $       0.46
                                                                           ------------       ------------

BANKATLANTIC BANCORP, INC.



                                                                     FOR THE NINE MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                   ----------------------------
(In thousands, except share data)                                      2002             2001
                                                                   -----------      -----------
                                                                  (As Restated)
Amortization of goodwill, net of tax                               $         0      $     2,971
Diluted weighted average shares outstanding                         64,450,195       53,010,671
                                                                   -----------      -----------
Diluted earnings per share from amortization of goodwill           $      0.00      $      0.06
                                                                   -----------      -----------
Income available after assumed conversion adjusted for
  goodwill amortization                                            $    33,589      $    27,584
Diluted weighted average shares outstanding                         64,450,195       53,010,671
                                                                   -----------      -----------
DILUTED EARNINGS PER SHARE ADJUSTED FOR GOODWILL AMORTIZATION      $      0.52      $      0.52
                                                                   -----------      -----------


                                       3